EXHIBIT 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement with respect to shares of common stock, par value $0.01 per share of Common Stock of C3is Inc. (CUSIP Y18284300) on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate. The undersigned hereby further agree that this Joint Filing Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument. In evidence thereof, the undersigned, being duly authorized, have executed this joint filing agreement as of August 4, 2026.

Ascent Partners Fund LLC

Signature:	/s/ Ascent Partners Fund LLC

Name/Title:	Mikhail Gurevich, signatory for Managing Member of Managing Member

Date:	08/04/2026

Ascent Partners LLC

Signature:	/s/ Ascent Partners LLC

Name/Title:	Mikhail Gurevich, signatory for Managing Member

Date:	08/04/2026

Dominion Capital LLC

Signature:	/s/ Dominion Capital LLC

Name/Title:	Mikhail Gurevich, Chief Investment Officer of Eagle Claw Corp., Manager of Dominion Capital GP LLC, Manager of Dominion Capital LLC

Date:	08/04/2026

Dominion Capital GP LLC

Signature:	/s/ Dominion Capital GP LLC

Name/Title:	Mikhail Gurevich, Chief Investment Officer of Eagle Claw Corp., Manager of Dominion Capital GP LLC, Manager of Dominion Capital GP LLC

Date:	08/04/2026

Eagle Claw Corp.

Signature:	/s/ Eagle Claw Corp.

Name/Title:	Mikhail Gurevich, Managing Member

Date:	08/04/2026

Masada Group Holdings LLC

Signature:	/s/ Masada Group Holdings LLC

Name/Title:	Alon Brenner, Managing Member

Date:	08/04/2026

Mikhail Gurevich

Signature:	/s/ Mikhail Gurevich

Name/Title:	Mikhail Gurevich

Date:	08/04/2026

Gennadiy Gurevich

Signature:	/s/ Gennadiy Gurevich

Name/Title:	Gennadiy Gurevich

Date:	08/04/2026

Alon Brenner

Signature:	Alon Brenner

Name/Title:	Alon Brenner

Date:	08/04/2026